UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Performance-Based Restricted Stock Unit Award Grants

On November 14, 2011, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of PHH Corporation (together with its subsidiaries, “PHH,” the “Company,” “we,” “us” or “our”) awarded performance-based restricted stock unit awards (“Performance Units”) under the Company’s Amended and Restated 2005 Equity and Incentive Plan (as amended, the “2005 EIP”) to certain key officers and employees of the Company, including Messrs. Jerome J. Selitto, Glen Messina, George J. Kilroy, Luke S. Hayden, and William F. Brown who were granted Performance Units with target share amounts of 78,750, 50,625, 26,606, 21,060 and 13,506, respectively.

Upon settlement of the Performance Units, award recipients will be entitled to receive shares of the Company’s common stock based upon the extent to which PHH attains or exceeds a threshold amount of cumulative PHH “Core Earnings (Pre-Tax)” during the target measurement period of October 1, 2011 through December 31, 2013. “Core Earnings (Pre-Tax)” means pre-tax income after non-controlling interest for the Company and its consolidated subsidiaries excluding unrealized changes in fair value of the mortgage servicing rights of the Company and its consolidated subsidiaries that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.

The minimum performance level required for a recipient to earn shares pursuant to the Performance Units is 50% of the target amount of cumulative Core Earnings (Pre-Tax) during the target measurement period (in which case, a recipient will generally be entitled to receive 50% of the target number of shares represented by the Performance Units awarded to such recipient).  Achievement of the target amount of cumulative Core Earnings (Pre-Tax) during the target measurement period will generally entitle the recipient to receive 100% of the target number of shares represented by the Performance Units awarded to such recipient.  Achievement of an above target amount of cumulative Core Earnings (Pre-Tax) during the target measurement period will generally entitle the recipient to receive more than 100%, but not more than 150%, of the target number of shares represented by the Performance Units awarded to such recipient.  If the actual level of achievement of cumulative Core Earnings (Pre-Tax) during the target measurement period is above the threshold achievement level and below the target achievement level, or above the target achievement level and below the maximum achievement level,then the number of shares issuable upon settlement of the Performance Units will be determined by linear interpolation based upon the extent to which the actual level of achievement of cumulative Core Earnings (Pre-Tax) during the target measurement period exceeds the threshold achievement level or target achievement level, as applicable.

The Committee has the negative discretion to reduce the actual number of shares issued under the Performance Units based on the Committee’s subjective determination (or the Committee’s determination based upon a recommendation of the Company’s management) of the extent to which the recipient has achieved such individual goals for the target measurement period, if any, as the Committee may establish or based on any other factors the Committee deems necessary or appropriate in its sole and absolute discretion. The Performance Units are expected to be settled, and shares earned pursuant thereto are expected to be issued, on or after January 1, 2014, and on or before April 30, 2014.

If a recipient’s employment is terminated for any reason during the target measurement period, other than pursuant to termination by the Company without cause, then such recipient will not receive any shares under the Performance Units.  If the recipient’s employment is terminated by the Company without cause before January 1, 2014, then the recipient will become vested in a portion of the shares that such recipient would have been otherwise eligible to receive had such person remained employed, based upon the date the termination occurs, and such awards will settle at the same time as awards for recipients who are currently employed.

If a “change in control” of the Company (as defined in the 2005 EIP) occurs during the target measurement period, the recipient will be entitled to receive a number of shares of the Company’s common stock based on a percentage determined by reference to the date of occurrence of the change in control and the level of cumulative Core Earnings (Pre-Tax) achieved during the period between October 1, 2011 and the date of the change in control.

Performance Units will be forfeited by the recipient if the recipient does not sign a non-competition, non-solicitation, and other restrictive covenant agreement substantially in the form filed herewith as Exhibit 10.1 (the “Restrictive Covenant Agreement”) by December 29, 2011.  The Restrictive Covenant Agreement generally includes a covenant not to compete with the Company during the recipient’s employment and for 12 months after termination of employment, covenants not to solicit the Company’s customers, clients, or employees during the recipient’s employment and for 12 months after termination of employment, and a covenant protecting the Company’s confidential information.  The Restrictive Covenant Agreement may be limited to either the mortgage business or fleet business for recipients that are employees of the Company’s mortgage subsidiary or fleet subsidiary, respectively.

The foregoing description of the Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Restrictive Covenant Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

2011 Non-qualified Stock Option Awards

On November 14, 2011, the Committee also awarded premium priced non-qualified stock options (the “Options”) under the 2005 EIP to the same individuals that were awarded Performance Units, including Messrs. Jerome J. Selitto, Glen Messina, George J. Kilroy, Luke S. Hayden, and William F. Brown who were awarded Options representing the right to purchase 100,382, 64,532, 33,915, 26,845 and 17,216 shares, respectively.

Each Option entitles the holder thereof to purchase a share of the Company’s common stock upon vesting at a price of $20.00 per share, representing a premium of more than 22% above the closing trading price of the Company’s common stock on the New York Stock Exchange on the grant date of the Options.  The Options become fully vested and exercisable on December 31, 2013, provided that the recipient remains continuously employed with us through such date, unless the termination of employment is without “cause” (as defined in the award), in which case the recipient will become vested in a portion of the shares under the Option based upon the date the termination occurs, or if termination should result from the death or disability (as defined in the Company’s long-term disability plan) of the recipient, in which case the Options shall become fully vested and exercisable on the date of such event.

If a “change in control” of the Company (as defined in the 2005 EIP) occurs before the Options are fully vested, but while the recipient is still employed by the Company, a portion of the Options will become vested based upon the date the change in control occurs, unless the surviving company following the change in control either (A) continues the Options in effect or (B) replaces the Options with options to receive surviving company stock in a manner that complies with Internal Revenue Code Section 409A and the regulations thereunder and, in either case, does not extend the maximum period for vesting.

A recipient of Options will also forfeit such Options if the recipient does not sign a Restrictive Covenant Agreement by December 29, 2011.

The foregoing description of the non-qualified stock option awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the 2011 Non-Qualified Stock Option Award Notice and Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 7.01.  Regulation FD Disclosure.

Adoption of Stock Ownership Guidelines

On November 14, 2011 (the “Adoption Date”), the Committee adopted share ownership guidelines for employees that receive grants of equity awards under the 2005 EIP (or any successor plan or program) or other equity incentive plans of the Company (collectively, the “Equity Plans”) on or after the Adoption

Date.  The ownership guidelines require certain employees to own, at a minimum, a number of shares with a value equal to a specified multiple of base salary as reflected in the chart below:

Executive Stock Ownership Requirements

Officer	Multiple of Base Salary
Chief Executive Officer	5X
Chief Operating Officer	4X
Chief Financial Officer and Business Unit Presidents	3X
Other Senior Executive Officers	2X
Other Employees who Receive Equity Awards under the Company’s equity incentive plans	1X

Compliance with the individual requirements shall be calculated as follows: (A) for current employees that received equity grants under the Equity Plans on the Adoption Date, the product of the multiple and the employee’s rate of base salary, divided by the average closing price of the Company’s common stock during 2011, and (B) for employees not receiving equity grants under the Equity Plans on the Adoption Date (including, employees hired after the Adoption Date), the product of the multiple and the employee’s rate of base salary, divided by the average closing price of the Company’s common stock during the twelve months prior to the date of the first equity grant under the Equity Plans made after the Adoption Date. Once that number of shares is set, it will not change (regardless of changes in share price) unless modified by the Committee in its discretion.

Ownership will include shares owned by the executive and his or her immediate family members, restricted stock not yet vested (but not restricted stock units until settled), and shares held in any benefit plans sponsored by the Company on the Adoption Date.  Once achieved, ownership of the required amount must be maintained for as long as the employee is subject to the requirements.  The new guidelines include a policy that executives may not divest shares received through equity grants under the Equity Plans on or after the Adoption Date until the ownership requirements have been met, except in unusual circumstances or with respect to particular employees and, in either case, as approved by the Board of Directors or its designee.  Notwithstanding the foregoing, the share ownership guidelines will not preclude an executive from tendering shares received through grants under the Equity Plans, or engaging in a broker-assisted cashless exercise, in payment of an exercise price of, or withholding taxes attributable to, a grant under such plans, to the extent permitted by the Equity Plans and the applicable grant agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1         Form of Restrictive Covenant Agreement

10.2         Form of 2011 Non-Qualified Stock Option Award Notice and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: November 18, 2011